EXHIBIT 99.77Q1e



Form of Investment Advisory Agreement dated March   1, 2002 between the
registrant and Aon Advisors, Inc. and form of Sub-Advisory Agreement dated March 1, 2002 between Aon Advisors, Inc. and Ned Davis Research, Inc. are incorporated herein by reference to post-effective amendment No. 17 to the registrant's registration statement on Form N-1A, File No. 33-43133, filed with the Securities and Exchange Commission on March 1, 2002.